UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2007, the Board of Directors (the “Board”) of DreamWorks Animation SKG, Inc. (the “Company”) voted to elect Thomas E. Freston to serve as a member of the Board until his successor has been duly elected and qualified. Mr. Freston was recommended to the Board by the Nominating and Governance Committee. A copy of the press release announcing the election of Mr. Freston as a member of the Board is attached hereto as Exhibit 99.1.

There is no arrangement or understanding between Mr. Freston and any other person pursuant to which he was selected to become a member of the Board. There are no transactions between the Company and Mr. Freston that are reportable under Item 404(a) of Regulation S-K. There are no new plans, contracts or arrangements or any amendments to any plans, contracts or arrangements entered into with Mr. Freston in connection with his election to the Board, nor are there any grants or awards made to Mr. Freston in connection therewith.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. dated September 24, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: September 25, 2007	By:	/s/ Katherine Kendrick
Katherine Kendrick
General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. dated September 24, 2007.

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